                                                                   EXHIBIT 99.2

                              JOINT FILER INFORMATION

Item                                     Information

Name:                             DB Municipal Holdings LLC

Address:                          60 Wall Street

                                  New York, NY 10005

Date of Event Requiring
Statement (Month/Day/Year):       April 3, 2023

Issuer Name and Ticker or
Trading Symbol:                   Nuveen Municipal High Income Opportunity
                                  Fund [NMZ]

Relationship of Reporting
Person(s) to Issuer:              10% Owner

If Amendment, Date Original
Filed (Month/Day/Year):           Not Applicable

Individual or Joint/Group Filing: Form filed by More than One Reporting Person

Signature:                        DB MUNICIPAL HOLDINGS LLC

                                  By: /s/ Svetlana Segal
                                     ---------------------------
                                  Name: Svetlana Segal
                                  Title: Managing Director

                                  By: /s/ John Werba
                                     ---------------------------
                                  Name: John Werba
                                  Title: Director